Exhibit 10.1
(Translated to English)
3rd -4th Floors (Commercial House) of ITC Kung Kuan Purchase Agreement

Serial NO.:
Party A (Seller):  Zhengzhou Zhong Xing Real Estate Co., Ltd                  Legal Representative:   Jia Yunzeng
Address:  No.206 Tong Bai Road, Zhong Yuan District, Zhengzhou City                         TEL:  67621588

Party B (Buyer):  Zhengzhou Shenyang Technology Co., Ltd                   Legal Representative:    Zhong Bo
Address:  No. 28 Building, Huzhu Road，Zhong Yuan District, Zhengzhou City            TEL:  67716850

To ensure the lawful interest and rights for the both Parties involved in the transaction of the commercial residential building, with mutual negotiation, the agreements related to the purchase of the commercial residential building by Party B from Party A have been achieved as follows:

I.	Information on the purchased building
Party A has acquired the land-use right of NO.ZY1-70-28 land in the way of transfer in the location of West Tong Bai Road and North Luo He Road.
[The file number of approval of state-owned land-use right]: ZZY (2009) NO.0292
[The file number of approval of constructional land-use permit]: (2008) ZCGGGXZ(0242)
[Construction project planning permit NO.]: ZG410100200929171
[Construction work permit NO.]: NO.410102200911060301

The commercial residential buildings constructed by Party A are the 3rd and 4thFloors of the buildings, ITC Kung Kuan which located in Tong Bai Road, Zhong Yuan District with total area of 2,880 square meters. The property is for commercial use with steel structure. If the area signed in the agreement is different with the property registration area, it should subject to the property registration area.

II.	Price and Payment
1. Party A sold the property to Party B with the unit price of 18,000RMB Yuan/square meter; thus the total amount of the purchase price is 51,840,000 RMB Yuan (fifty one million and eight hundred forty thousand RMB Yuan). The price can not be changed during the execution process. The final amount is subject the actual area with refunding for overpayment or demanding for shortage (not including additional fees paid according to legal policy).
2. Payment
Party B undertakes to pay the total RMB amount within seven days since the signing date of this Agreement.

III.	Rights and Obligations of Both Parties
Rights and Obligations of Party A includes:
1.	Party A should ensure that the development of real estate should have fully qualified. And the land-use permits will not affect the pre-sale and the acquisition of the property ownership certificate.
2.
Party A should ensure the work progress and on time delivery of the commercial residential house. Party agrees to fulfill the delivery of the purchasing property in the agreement before May 18th, 2011.

3.	Party A should assist Party B to handle the relevant procedures.

Rights and Obligations of Party B includes:
Party B should follow the agreement firmly to pay the total amount for purchasing the property.

IV.	Breach Clause
The breach of the clause by Party A includes:
1.	In case Party A could not deliver the property to Party B on time within 30 days, Party A should pay 0.05% of the total amount Party B has paid to Party B as the penalty.
2.
In case A could not deliver the property to Party B on time over 60 days, Party B has the right to cancel the contract and Party A should refund all paid amount to Party B within 15 days since the date receiving contract termination notice. Party A should pay 5% of the total paid amount to Party A as the penalty. If Party requested to continue the contract, Party A should pay 0.05% of the total paid amount daily to Party A as the penalty, from the day after final delivery date signed in contract to the actual delivery day.

The breach of the clause by Party B includes:
1.	In case Party B could not pay the due contract amount within 30 days, Party B should pay 0.05% of the contract amount to Party A as the penalty.
2.
In case Party B could not pay the due contract amount over 60 days, Party A has the right to cancel the contract and Party B should pay 5% of the contract amount to Party A as the penalty. If Party A permit to continue the contract, Party A has the right of adjusting unit price during the continuing period. Party B should pay 0.05% of the total unpaid amount daily to Party A as the penalty, from the day after final delivery date signed in contract to the actual delivery day.

V.	Resolution of Disputes
If any dispute arising out of or in connection with this agreement, both parties shall resolve with negotiation. And they should institute a law suit to property local court once negotiation fails.

VI.	Others
This agreement is in duplicate. Each party holds one copy with the same legal effect. The agreement will enter into force since the date of signature.

VII.	Party A has the qualified relevant certificates and blueprint as the annex of the agreement which is the integral part of the agreement.

Party A. (seal) Legal representative:	Party B. (seal) Legal representative:
[ILLEGIBLE SIGNATURE]	[ILLEGIBLE SIGNATURE]

29 DECEMBER 2010